    As filed with the Securities and Exchange Commission on January 23, 1997

                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                                DAY RUNNER, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   95-3624280
                      (I.R.S. Employer Identification No.)

                               15295 Alton Parkway
                               Irvine, California
                    (Address of Principal Executive Offices)

                                     92718
                                   (Zip Code)

                                   ----------

                             1995 STOCK OPTION PLAN
                        WARRANTS TO PURCHASE COMMON STOCK
                           (Full titles of the plans)

                                   ----------

                                MARK A. VIDOVICH
                             Chief Executive Officer
                                Day Runner, Inc.
                               15295 Alton Parkway
                            Irvine, California 92718
                                 (714) 680-3500
            (Name, address and telephone number of agent for service)

                                   ----------

                                    Copy to:
                             RONALD W. BUCKLY, ESQ.
                                 Bryan Cave LLP
                             120 Broadway, Suite 500
                         Santa Monica, California 90401

                                   ----------

====================================================================================================================================
                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                                                      Proposed
                          Title of                                 Amount           Proposed           Maximum
                         Securities                               of Shares          Maximum          Aggregate         Amount of
                            to be                                  to be         Offering Price       Offering        Registration
                         Registered                              Registered         per Share           Price              Fee
-----------------------------------------------------------   ----------------   ---------------   ---------------   ---------------

Common Stock, $0.001 par value ............................        200,000       $   18.75   (1)   $ 3,750,000 (1)   $         1,137

Common Stock, $0.001 par value ............................        125,000 (2)   $   23.5625       $ 2,945,313       $           893
                                                              ----------------   ---------------   ---------------   ---------------

        TOTAL .............................................        325,000                                           $         2,030
                                                              ================                                       ===============

------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low reported sales prices of a share of the Company's Common Stock on January 17, 1997 as reported by
    The Nasdaq Stock Market in "The Wall Street Journal".

(2) Represents shares issuable upon the exercise of outstanding warrants to purchase an aggregate of 125,000 shares of the Company's
    Common Stock.

====================================================================================================================================

                                      (i)

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
------------------------------------------------------------

          The document(s) containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with the Commission as part of this Registration Statement.


PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
-----------------------------------------------------------

Item 3. Incorporation of Documents by Reference.

          The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

          Item 3(a)

               The Registrant's Annual Report on Form 10-K for the year ended June 30, 1996.

          Item 3(b)

               The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996.

          Item 3(c)

               The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 (Registration No. 33-45391), as amended by the Registrant's Current Report on Form 8-K filed with the Commission on August 5, 1993, including any amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.


Item 4. Description of Securities.

          Not Applicable.


Item 5. Interests of Named Experts and Counsel.

          Not applicable.

Item 6. Indemnification of Directors and Officers.

          Sections 145(a) and 145(b) of the Delaware General Corporation Law permit a corporation to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement or actually and reasonably incurred by such person in connection with any threatened, pending or completed nonderivative action and against expenses (including attorneys' fees) actually and reasonably incurred in connection with any threatened, pending or completed derivative action if such person was or is a party or was threatened to be made a party to such action by reason of the fact that such person is or was a director, officer, employee or agent of the corporation. Any indemnification shall be made if a determination in each instance is made either by a majority vote of the Board of Directors (other than directors who are parties to such action) even though less than a quorum, by the stockholders, or by independent legal counsel in a written opinion, that such indemnification is proper because the director, officer, employee or agent acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that such person had no reasonable cause to believe that his conduct was unlawful. However, no indemnification may be made with respect to a derivative action if such person is adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a person has been successful in defense of any action, suit or proceeding, Section 145(c) provides that such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith. A corporation may also advance expenses incurred in defending proceedings against an officer or a director upon receipt of an undertaking by or on behalf of such officer or director to repay such expenses to the corporation if it is ultimately determined that such officer or director is not entitled to be indemnified for such expenses. The indemnification and advancement of expenses provided under the Delaware General Corporation Law are not exclusive of any other rights to indemnification or advancement of expenses a person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          Under the terms of Article VIII of the Registrant's Bylaws, the Registrant is required to indemnify any person who is or was a director or officer of the Registrant (or is or was serving at the request of the Registrant as a director, officer, trustee or partner of another corporation, partnership, joint venture, trust or other enterprise) in the manner and to the fullest extent permitted under Section 145 of the Delaware General Corporation Law against expenses, liabilities and other matters covered by or referred to in
Section 145.

          As permitted by paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, Article VIII of the Registrant's Certificate of Incorporation provides that no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of his or her fiduciary duty as a director except for liability (a) for breach of the director's duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law (relating to unlawful declarations or payments of dividends or unlawful stock purchases or redemptions); or (d) for any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.

          Not applicable.


Item 8. Exhibits.

          Exhibit Number
          --------------

              5.1        Opinion of Bryan Cave LLP
             10.1 Amendment No. 1 dated as of October 21, 1996 to 1995 Stock Option Plan
             10.2 Form of Warrant to purchase 25,000 shares of the Registrant's Common Stock and Schedule of Warrantholders
             23.1        Consent of Deloitte & Touche LLP
             23.2        Consent of Bryan Cave LLP (included in Exhibit 5.1)
             24.1        Power of Attorney (see page 5 of this Registration
                         Statement)


Item 9. Undertakings.

          (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on January 23, 1997.

                                     DAY RUNNER, INC.

                                     By: /s/ Mark A. Vidovich
                                         ---------------------------------------
                                         Mark A. Vidovich, Chairman of the Board
                                         and Chief Executive Officer


                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark A. Vidovich his or her attorney-in-fact and agent, with full power of substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                         Title                     Date
------------------------------  ------------------------------  ----------------

/s/ Mark A. Vidovich            Chairman of the Board and       January 23, 1997
------------------------------  Chief Executive Officer
      Mark A. Vidovich          (Principal Executive Officer)

/s/ Dennis K. Marquardt         Executive Vice President,       January 23, 1997
------------------------------  Finance & Administration,
    Dennis K. Marquardt         Chief Financial Officer and
                                Corporate Secretary
                                (Principal Financial and
                                Accounting Officer)

/s/ James P. Higgins            Director                        January 23, 1997
------------------------------
      James P. Higgins

          Signature                         Title                     Date
------------------------------  ------------------------------  ----------------

/s/ Jill Tate Higgins           Director                        January 23, 1997
------------------------------
     Jill Tate Higgins

/s/ Charles Miller              Director                        January 23, 1997
------------------------------
       Charles Miller

/s/ Alan R. Rachlin             Director                        January 23, 1997
------------------------------
      Alan R. Rachlin

/s/ Boyd I. Willat              Director                        January 23, 1997
------------------------------
      Boyd I. Willat

/s/ Felice Willat               Director                        January 23, 1997
------------------------------
      Felice Willat

                                INDEX TO EXHIBITS

Exhibit Number  Exhibit
--------------  ----------------------------------------------------------------

 5.1            Opinion of Bryan Cave LLP

10.1            Amendment No. 1 dated as of October 21, 1996 to 1995 Stock
                Option Plan

10.2 Form of Warrant to purchase 25,000 shares of the Registrant's Common Stock and Schedule of Warrantholders

23.1            Consent of Deloitte & Touche LLP